Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 18, 2015, relating to the financial statements of Hovnanian Enterprises, Inc. and subsidiaries, and the effectiveness of Hovnanian Enterprises, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Hovnanian Enterprises, Inc. for the year ended October 31, 2015.

/s/ Deloitte & Touche LLP

New York, NY

March 15, 2016